   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1996
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AT&T CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                                    22-3211453
 (STATE OR OTHER JURISDICTION OF                      (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                                44 WHIPPANY ROAD
                          MORRISTOWN, NEW JERSEY 07962
                                 (201) 397-3000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               ROBERT J. INGATO,
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              (AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                                  JOHN P. MEAD
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-3764
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]_________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                        PROPOSED         PROPOSED
                                                                        MAXIMUM          MAXIMUM
                                                                       OFFERING         AGGREGATE       AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE      PRICE PER        OFFERING       REGISTRATION
                TO BE REGISTERED                    REGISTERED(1)       UNIT(2)         PRICE(2)           FEE


Debt Securities and Warrants to Purchase Debt
  Securities, Currency Warrants, Index Warrants
  and Interest Rate Warrants.....................   $4,000,000,000       100%        $4,000,000,000     $ 1,212,122

=======================================================================================================================

(1) Or if (i) any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate initial offering price of $4,000,000,000, or (ii) any securities are issued with an initial offering price denominated in a foreign currency or foreign currency unit, such amount as shall result in an aggregate initial offering price equivalent to $4,000,000,000.

(2) Exclusive of accrued interest, if any. Estimated solely for the purpose of calculating the registration fee.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

Preliminary Prospectus dated
December 20, 1996
PROSPECTUS
                                 $4,000,000,000
                                     [LOGO]

                    DEBT SECURITIES, DEBT WARRANTS, CURRENCY
                                   WARRANTS,
                   INDEX WARRANTS, AND INTEREST RATE WARRANTS
                            ------------------------

     AT&T Capital Corporation ('AT&T Capital' or the 'Company'), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may offer and sell from time to time, one or more series of (i) debt securities (the 'Debt Securities') of the Company, (ii) warrants to purchase Debt Securities (the 'Debt Warrants'), (iii) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash equal to the cash value of the right to purchase (the 'Currency Call Warrants') or to sell (the 'Currency Put Warrants' and, together with the Currency Call Warrants, the 'Currency Warrants') a certain amount of one currency or currency unit for a certain amount of a different currency or currency unit, all as shall be designated by the Company at the time of offering, (iv) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases (the 'Index Put Warrants') or increases (the 'Index Call Warrants') in the level of a specified index (an 'Index') which may be based on one or more U.S. or foreign stocks, bonds or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, or determined by reference to the differential between any two Indices (the 'Index Spread Warrants' and, together with the Index Put Warrants and the Index Call Warrants, the 'Index Warrants') or (v) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases (the 'Interest Rate Put Warrants') or increases (the 'Interest Rate Call Warrants' and, together with the Interest Rate Put Warrants, the 'Interest Rate Warrants' and, together with the Index Warrants, the Currency Warrants and the Debt Warrants, the 'Warrants') in the yield or closing price of one or more specified debt instruments issued either by the United States government or by a foreign government (the 'Sovereign Debt Instrument'), in the interest rate or interest rate swap rate established from time to time by one or more specified financial institutions (the 'Rate') or in any specified combination of Sovereign Debt Instruments and/or Rates, for an aggregate offering price of up to $4,000,000,000, or the equivalent thereof in one or more foreign currencies or currency units (such amount being the aggregate proceeds to the Company from all Debt Securities, Debt Warrants, Currency Warrants, Index Warrants and Interest Rate Warrants (collectively, the 'Securities') issued and the aggregate exercise price of any Debt Securities issuable upon the exercise of any Debt Warrants). Securities may be offered either together or separately and in one or more series or amounts, at prices and on terms to be determined at the time of sale. If this Prospectus is being delivered in connection with the offering and sale of Debt Securities, the specific designation, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased and in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, any redemption terms, and any other terms in connection with such offering and sale are set forth in the accompanying Prospectus Supplement and pricing supplement (together, the 'Prospectus Supplement'). If this Prospectus is being delivered in connection with the offering and sale of Warrants, the specific designation and aggregate number thereof, the currency or currency unit for which the Warrants may be purchased and/or in which the cash settlement value or the exercise price, if applicable, is payable, the method of calculation of the cash settlement value, if applicable, the date on which such Warrants become exercisable and the expiration date, provisions, if any, for the automatic exercise and/or cancellation prior to the expiration date, and any other terms in connection with such offering and sale will be set forth in the Prospectus Supplement. The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. The Debt Securities and Debt Warrants may be issued in registered or bearer form (in the case of Debt Securities, with or without interest coupons) or both or, in the case of Debt Securities, in uncertificated form. The Currency Warrants, Index Warrants and Interest Rate Warrants will be issued in registered form only. In addition, all or a portion of the Securities of a series may be issued in temporary or permanent global form. Debt Securities in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States institutions. See 'Description of the Debt Securities -- Limitations on Issuance of Bearer Debt Securities'. The initial public offering price, the agent, dealer or underwriter, if any, in connection with the offering and sale of the Securities, a discussion of certain federal income taxation consequences to holders of Securities and, if applicable, a discussion of certain risks associated with an investment in Securities will be set forth in the Prospectus Supplement.

     THE SECURITIES ARE NOT GUARANTEED OR SUPPORTED IN ANY WAY BY AT&T CORP. ('AT&T').
                            ------------------------

THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
    EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  NOR  HAS THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
          COMMISSION  PASSED  UPON THE  ACCURACY OR  ADEQUACY  OF THIS
             PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY IS
                              A CRIMINAL OFFENSE.
                            ------------------------

     If an agent of the Company or a dealer or an underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission or dealer's or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities less such discount in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to the Company from all the Securities will be the purchase price of the Securities sold, less the aggregate of agents' commissions and dealers' and underwriters' discounts and other expenses of issuance and distribution. The net proceeds to the Company from the sale of Securities offered pursuant to a particular Prospectus Supplement are also set forth in such Prospectus Supplement. See 'Plan of Distribution' for possible indemnification arrangements for the agents, dealers and underwriters.
                            ------------------------

January   , 1997





Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form S-3 (the 'Registration Statement', which term shall include all amendments, exhibits and schedules thereto), pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), and the rules and regulations promulgated thereunder, with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made.

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files periodic reports and other information with the Commission. The Registration Statement, as well as such reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

     Statements made in this Prospectus concerning the provisions of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such exhibit or other filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.
                            ------------------------

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

     (3) The Company's Current Reports on Form 8-K dated April 12, 1996, April 30, 1996, June 6, 1996, August 20, 1996, October 1, 1996 (the 'October
         1996 Form 8-K') and November 1, 1996.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     COPIES OF THE ABOVE DOCUMENTS MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM AT&T CAPITAL CORPORATION, 44 WHIPPANY ROAD, MORRISTOWN, NJ 07962-1983 (TELEPHONE NUMBER 201-397-4444), ATTENTION OF THE INVESTOR RELATIONS DEPARTMENT.

                                  THE COMPANY

GENERAL

     AT&T Capital Corporation ('AT&T Capital' or the 'Company') is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in Europe, Canada, the Asia/Pacific Region and Latin America. The Company is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     AT&T Capital, through its various subsidiaries, leases and finances a wide variety of equipment, including general office, manufacturing and medical equipment, telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automatic teller machines) and transportation equipment (primarily vehicles). In addition, AT&T Capital provides inventory financing for equipment dealers, franchise financing for franchisees and financing collateralized by real estate. At December 31, 1995, the percentage of the Company's total assets in each of its various asset categories was as follows: 28% were comprised of general office, manufacturing and medical equipment; 23% were comprised of telecommunications equipment; 23% were comprised of information technology equipment; 19% were comprised of transportation equipment; and 7% were comprised of Small Business Administration loans and other financings collateralized by real estate and other assets. The Company's leasing and financing services are marketed (i) to customers of equipment manufacturers, distributors and dealers with which the Company has a marketing relationship for financing services and (ii) directly to end-users of equipment. The Company's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

     During the period since its founding in 1985, the Company has achieved significant growth in assets, finance volume (total principal amount of loans and total cost of equipment associated with finance and lease transactions recorded by the Company and the increase, if any, in outstanding inventory financing and asset-based lending transactions), revenues and net income. At December 31, 1995, the Company's total assets were $9.5 billion, an increase of 18.9% over the prior year-end; finance volume for 1995 was $4.6 billion, an increase of 7.4% over 1994; total revenues for 1995 were $1.6 billion, an increase of 13.9% over 1994; and net income of $127.6 million for 1995 was 27.1% greater than the Company's net income for 1994. Total assets at the end of the third quarter of 1996 were $10.3 billion, representing a 7.4% increase over total assets at the end of 1995, and net income of $115.3 million for the first nine months of 1996 represented an increase of 34.9% over the net income for the corresponding period in 1995.

     AT&T Capital has two broad business strategies: (i) to enhance its position as a leader in providing leasing and financing services that are marketed to customers of equipment manufacturers, distributors and dealers ('vendors') with whom the Company has a marketing relationship for financing services (the Company's 'Global Vendor Finance' strategy); and (ii) to establish itself as a leader in providing leasing, financing and related services that are marketed directly to end-users of equipment, including customers of the Company's Global Vendor Finance marketing activities (e.g., end-users acquiring general equipment for which the Company previously financed telecommunications equipment), as well as customers of vendors with whom the Company does not have a marketing relationship for financing services (the Company's 'Direct Customer Finance' strategy). For the year ended December 31, 1995, the percentage of the Company's aggregate finance volume derived from the Company's Global Vendor Finance and Direct Customer Finance programs was 58% and 42%, respectively.

     AT&T Capital seeks to implement its strategies by taking advantage of what it believes are its competitive strengths: (i) high-volume processing capabilities that enable it to serve a large number of customers in a timely and efficient manner; (ii) significant experience in structuring and managing Global Vendor Finance and Direct Customer Finance programs tailored to specific customer needs; (iii) risk management skills (including initial credit review and residual value assessment and continuing portfolio management capabilities);
(iv) asset management skills (including equipment remarketing skills that enhance the ability of the Company to realize the residual values of its equipment); and (v) financial structuring capabilities.

     The Company was founded in 1985 by AT&T Corp. ('AT&T') as a captive finance company to assist AT&T's equipment marketing and sales efforts by providing its customers with sophisticated financing. AT&T Capital has operated independently since its initial public offering (the 'IPO') in 1993. Consequently, the Company believes that the disposition by AT&T of its remaining ownership of the Company's Common Stock, par value $.01 per share (the 'Common Stock') as a result of the Merger referred to below will not have a material impact on the manner in which the Company conducts its business operations, except that following the Merger, the Company anticipates that significant changes in the Company's financing strategy will be implemented. In particular, the Company anticipates that approximately 30% of its financing volume originated each year may be securitized annually pursuant to off-balance sheet securitization transactions.

     The Company has a management team with significant experience with the Company and in the equipment leasing and finance industry. At September 30, 1996, the Company and its subsidiaries had approximately 2,900 employees. The principal executive offices of the Company are located at 44 Whippany Road, Morristown, New Jersey 07962.

THE MERGER

     On October 1, 1996, the Company consummated a merger (the 'Merger') with Antigua Acquisition Corporation, a recently formed Delaware corporation ('Merger Sub'), pursuant to an Agreement and Plan of Merger (the 'Merger Agreement') among AT&T, the former indirect owner of approximately 86% of the outstanding Common Stock of the Company, Hercules Limited, a recently formed Cayman Islands corporation ('Holdings'), and Merger Sub, a majority-owned subsidiary of Holdings. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing its corporate existence under Delaware law as the surviving corporation.

     All of the outstanding common equity capital of the Company is currently directly or indirectly owned by members of a leasing consortium (the 'Leasing Consortium') consisting of (i) certain members of the Company's management (the 'Management Investors'), including Thomas C. Wajnert, Chairman of the Board and Chief Executive Officer of the Company, and approximately 23 other members of the Company's senior management, and (ii) GRS Holding Company Limited, a private United Kingdom holding corporation engaged in the U.K. rail leasing business ('GRSH'). Following the consummation of the Merger and the related transactions, the Management Investors own 3.3% of the Common Stock (or approximately 5.5% on a fully diluted basis) and GRSH indirectly owns 96.7% of the Common Stock (or approximately 94.5% on a fully diluted basis). GRSH, in turn, is 85% beneficially owned by Nomura International plc, a wholly owned subsidiary of The Nomura Securities Co., Ltd. ('Nomura'), and 9.5% beneficially owned by Babcock & Brown Holdings Inc., a San Francisco based leasing, asset and project financing advisory company ('Babcock & Brown'), in each case, through instruments convertible into GRSH's capital stock. The principal activities of Nomura, which was founded in 1925 in Osaka, Japan and is currently Japan's largest securities brokerage house, include securities brokerage, trading, investment banking and commercial banking in global financial markets.

     Following the Merger, on October 15, 1996, a newly established trust sponsored by the Company issued and sold equipment receivable-backed securities in an off-balance sheet securitization which generated net proceeds to the Company of approximately $2.7 billion which proceeds, together with the equity contributions relating to the Merger (approximately $900 million), were used to repay short-term notes, including approximately $1.4 billion of short-term obligations incurred by the Company to finance a portion of the aggregate consideration paid in respect of the Merger. Also, on October 25, 1996, a newly established trust, all of the common securities of which are owned by the Company, issued $200 million of trust preferred securities, the proceeds of which were indirectly invested to debt obligations of the Company. See the October 1996 Form 8-K for additional information concerning the Merger and for certain pro forma financial data after giving effect to the Merger and the related transactions, including such securitization by the Company.

RELATIONSHIP WITH AT&T ENTITIES

     In September 1995, AT&T announced plans to separate itself into three publicly traded companies (AT&T, Lucent Technologies Inc. ('Lucent') and NCR Corporation ('NCR') (collectively, the 'AT&T Entities')) and to dispose of its approximately 86% equity interest in the Company to the general public or another company (the 'AT&T Restructuring'). Pursuant to the AT&T Restructuring, the Company consummated the Merger which resulted in, among other things, the disposition by AT&T of its remaining equity interest in the Company. See 'The Merger'.

     On September 30, 1996, AT&T spun off its entire remaining interest in Lucent to AT&T's shareholders. Lucent's businesses involve the manufacture and distribution of public telecommunications systems, business communications systems, micro-electronic components, and consumer telecommunications products. It is expected that on December 31, 1996, AT&T will distribute to its shareholders all of its interest in NCR. NCR's businesses involve the manufacture and distribution of information technology equipment, including automatic teller machines and point-of-sale terminal equipment.

     In connection with the Company's IPO in 1993, the Company entered into a series of agreements with AT&T to formalize the relationship between the two companies, including the following three significant agreements, each dated as of June 25, 1993: (i) an Operating Agreement (the 'AT&T Operating Agreement'),
(ii) an Intercompany Agreement (the 'Intercompany Agreement') and (iii) a License Agreement (the 'License Agreement'). The Company has executed agreements comparable to the AT&T Operating Agreement with each of Lucent and NCR (the 'Additional Operating Agreements' and, together with the AT&T Operating Agreement, the 'Operating Agreements'). In addition, the Company has entered into letter agreements (the 'Agreement Supplements') with Lucent and NCR pursuant to which Lucent and NCR have agreed that various provisions of the Intercompany Agreement and the License Agreement shall apply equally to them.

     The initial term of each of the Operating Agreements, the Intercompany Agreement, the License Agreement and the Agreement Supplements is scheduled to end on August 4, 2000. In addition, AT&T has the right under the License Agreement, after two years' prior notice, to require the Company to discontinue use of the 'AT&T' trade name as part of the Company's corporate or 'doing business' name.

     In 1995, approximately 41% and 76% of the Company's total revenues and net income, respectively, were attributable, directly or indirectly, to AT&T Entities.

                                USE OF PROCEEDS

     The proceeds from the sale of the Securities will be used primarily to finance installment sale and lease agreements with respect to direct financing programs provided to purchasers of equipment made by AT&T
Entities and equipment of other manufacturers and to repay debt of the Company and its subsidiaries. Ongoing purchases of finance receivables and installment sale and lease agreements, direct financing programs and any future financing arrangements will be financed from various sources, including the issuance of commercial paper and the sale of Securities. The amount and timing of the sales of the Securities will depend on the timing of asset purchases, market conditions and the availability of other funds to the Company.

     The debt to be repaid with the proceeds from such sales consists generally of medium-term notes and commercial paper. Such debt has various maturities and bears interest at various fixed rates. At September 30, 1996, the aggregate principal amount of the Company's outstanding medium-term notes was approximately $4.6 billion, and the Company had approximately $2.7 billion in principal amount of commercial paper outstanding at such date. The weighted average interest rate of such medium-term notes and commercial paper for the nine-month period ended September 30, 1996 was approximately 6.35% and 5.52%, respectively. The net proceeds of all the outstanding medium-term notes and commercial paper issued or incurred by the Company within the last year to be repaid with net proceeds from the sale of Securities have been used by the Company as working capital for general corporate purposes or to repay previously outstanding commercial paper or medium-term notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the Company for the years ended December 31, 1991 through 1995, and for the nine months ended September 30, 1996 and 1995. The table also includes such ratios calculated on a pro forma basis designed to give effect to the Merger and related issuances of securities.

                                PRO FORMA(2)                                     HISTORICAL(1)
                        -----------------------------    -------------------------------------------------------------
                                                           NINE MONTHS
                                                         ENDED SEPTEMBER                    YEAR ENDED
                         NINE MONTHS         YEAR              30,                         DECEMBER 31,
                            ENDED           ENDED          (UNAUDITED)                      (UNAUDITED)
                        SEPTEMBER 30,    DECEMBER 31,    ----------------    -----------------------------------------
                            1996           1995(3)       1996       1995     1995     1994     1993     1992     1991
                        -------------    ------------    -----      -----    -----    -----    -----    -----    -----

Ratio of earnings to
  fixed charges......       1.17x              --        1.51x      1.47x    1.50x    1.62x    1.57x    1.44x    1.29x

------------

(1) Earnings before income taxes and cumulative effect on prior years of accounting change plus fixed charges (the sum of interest on indebtedness and the portion of rentals representative of the interest factor) divided by fixed charges. Prior to the Merger, a portion of the Company's indebtedness to AT&T does not bear interest.

(2) The pro forma data represents the Company's ratio of earnings to fixed charges as if the Merger and the related securities issuances described under 'The Company -- The Merger' had occurred on January 1, 1995.

(3) For the year ended December 31, 1995 there would have been an earnings deficiency of $30.0 million to cover fixed charges.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities are to be issued under the Indenture dated as of July 1, 1993, as amended (the 'Indenture'), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the 'Trustee'). A copy of the Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Section references are to sections of the Indenture, and wherever particular provisions are referred to, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     The Debt Securities are not guaranteed or supported in any way by AT&T.

GENERAL

     The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the Debt Securities being offered thereby including:

           (1) the title of the series of the Debt Securities;

           (2) the aggregate principal amount of such Debt Securities;

           (3) the percentage of their principal amount at which such Debt Securities will be sold;

           (4) the date(s) on which such Debt Securities will mature, or whether such securities are payable on demand;

           (5) the rate(s) per annum at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates of interest;

           (6) the times at which such interest, if any, will be payable;

           (7) the terms for redemption, early repayment or amortization, if any;

           (8) the denominations in which such Debt Securities are authorized to be issued;

           (9)  the  coin  or  currency   in  which  the  Debt  Securities   are
     denominated, which may be a composite currency such as the European Currency Unit;

          (10) any provision permitting payments of the principal of or any premium or interest on the Debt Securities in a coin or currency other than the currency in which the Debt Securities are denominated, including a non-U.S. dollar denominated currency;

          (11) the manner in which the amount of payments of principal of and any premium or interest on the Debt Securities is to be determined if such determination is to be made with reference to one or more indices (which will be based on one or more U.S. or foreign stocks, bonds or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, one or more commodities, or one or more equipment leases, third-party loans, tax receipts, real property values, SWAP receivables, reinsurance contracts, pooled receivables, or any combination of the foregoing);

          (12) whether such Debt Securities are issuable in registered form ('registered Debt Securities') or bearer form (with or without interest coupons) ('bearer Debt Securities') or both, and whether such Debt Securities shall be uncertificated;

          (13) whether any series of Debt Securities will be represented by one or more temporary or permanent global Debt Securities ('global Debt Securities') and, if so, whether any such global Debt Securities will be in registered or bearer form, the identity of the depository for such global Debt Security or Securities and the method of transferring beneficial interests in such global Debt Security or Securities;

          (14) if a temporary global Debt Security is to be issued with respect to a series, the terms upon which interests in such temporary global Debt Security may be exchanged for interests in a permanent global Debt Security or for definitive Debt Securities of the series and the terms upon which interest in a permanent global Debt Security, if any, may be exchanged for definitive Debt Securities of the series;

          (15) information with respect to book-entry procedures, if any;

          (16) whether and under what circumstances the Company will pay additional amounts on any Debt Securities held by a person who is not a U.S. person in respect of taxes or similar charges withheld and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and

          (17) any other terms, including any terms which may be required by or advisable under United States laws and regulations or advisable in connection with the marketing of the Debt Securities of such series, which will not be inconsistent with the provisions of the Indenture.

     Debt Securities of any series may be registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Additionally, Debt Securities of any series may be represented by one or more global Debt Securities registered in the name of a depository's nominee and, if so represented, beneficial interests in such a global Debt Security will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. Debt Securities of any series may also be uncertificated. Unless otherwise indicated in the Prospectus Supplement, no bearer Debt Securities (including Debt Securities in permanent global bearer form) will be offered, sold, resold or delivered to any United States person (as defined under 'Limitations on Issuance of Bearer Debt Securities' below) in connection with their original issuance or their exchange for a portion of a temporary or permanent global Debt Security.

     Unless otherwise indicated in the Prospectus Supplement, principal and interest, if any, will be payable at the office of one or more paying agents as specified in the Prospectus Supplement; provided that, in the case of registered Debt Securities, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the register of the Debt Securities. To the extent set forth in the Prospectus
Supplement, except in special circumstances set forth in the Indenture, interest, if any, on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at the office of a paying agent of the Company located outside of the United States and its possessions. The Company will maintain one or more such agents for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which the bearer Debt Securities and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. No payment with respect to any bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     In connection with any  sale during the 'restricted  period' as defined  in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer Debt Security shall be mailed or otherwise delivered to any location in the United States (as defined under 'Limitations on Issuance of Bearer Debt Securities' below). A bearer Debt Security in definitive form (including interests in a permanent global Security) may be delivered only if the person entitled to receive such bearer Debt Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such bearer Debt Security is not owned by or on behalf of a United States person (as defined under 'Limitations on Issuance of Bearer Debt Securities' below), or, if a beneficial interest in such bearer Debt Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer Debt Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or
(ii)  such  financial  institution agrees  to  comply with  the  requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the 'Code'), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See 'Limitations on Issuance of Bearer Debt Securities' below and 'Global Securities -- Bearer Debt Securities'.

     Bearer Debt Securities and the coupons related thereto will be transferable by delivery. Unless otherwise indicated in the Prospectus Supplement, registered Debt Securities will be transferable at the office of one or more registrars as specified in the Prospectus Supplement.

     The Debt Securities will be unsecured obligations of the Company and will rank pari passu (equal in right of payment) with all other unsecured and unsubordinated indebtedness of the Company. At November 30, 1996, the Company's consolidated indebtedness (all of which is unsecured and unsubordinated) was approximately $6.8 billion. The Debt Securities will, however, be effectively subordinate (with respect to the assets of the Company's subsidiaries) to the indebtedness and other liabilities of such subsidiaries. At November 30, 1996, such indebtedness and other liabilities aggregated approximately $1.4 billion. The Company has no current intention or plan to increase the amount of such indebtedness in the future, other than in connection with the growth of the Company's business.

     Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued only in denominations that are integral multiples of $1,000. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. United States federal income tax consequences and other special considerations applicable to any such original issue discount Debt Securities will be described in the Prospectus Supplement relating thereto.

     Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series, date of maturity, interest rate and original issue date in such authorized denominations as may be requested upon surrender of the registered Debt Securities to the registrar or a paying agent of the Company as specified in the Prospectus Supplement and upon fulfillment of all other requirements of such agent.

     To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series, date of maturity, interest rate and original issue date in such authorized denominations as may be requested upon delivery of the bearer Debt Securities with all unpaid coupons relating thereto to the registrar or a paying agent of the Company as specified in the Prospectus Supplement and upon fulfillment of all other requirements of such agent. Registered Debt Securities will not be exchangeable for bearer Debt Securities.

COVENANTS

     Set forth below is a description of the principal covenants of the Company contained in the Indenture. The Indenture does not restrict the Company, other than as set forth below, from engaging in any highly leveraged transaction, reorganization, restructuring, merger or similar transaction, or from incurring additional indebtedness or causing its subsidiaries to incur additional indebtedness, any of which transactions could have a material adverse effect on the holders of the Debt Securities.

     CONSOLIDATION, MERGER, SALE OR CONVEYANCE OF ASSETS OF THE COMPANY. Pursuant to the Indenture, the Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all its assets to any person (other than such a sale or conveyance to a Subsidiary (as defined below) of the Company or any successor thereto (such a sale or conveyance being called an 'Asset Drop-Down')), unless (1) either the Company is the continuing corporation or the successor corporation or the person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company) is a corporation organized under the laws of the United States of America or any state thereof and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed or observed by the Company, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (2) the Company or such successor corporation, as the case may be, is not, immediately after such merger or consolidation, or such sale or conveyance, in default in the performance of any such covenant or condition. In the case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for the Company, with the same effect as if it had been named in the Indenture, and, in the case of any such sale or conveyance (other than a conveyance by way of lease), the Company will be released and discharged from all obligations and covenants under the Indenture and the Securities. In the event of any Asset Drop-Down after the date of the Indenture, any subsequent sale or conveyance of assets by the Subsidiary of the Company to which assets were transferred in such Asset Drop-Down (the 'Drop-Down Subsidiary') will be deemed to be a sale or conveyance of assets by the Company for purposes of the covenant described in this paragraph. (Sections 5.01 and 5.02)

     The term 'all or substantially all', which appears in the foregoing covenant, is not defined in the Indenture, and it does not have a precise established definition under applicable law. The application of the covenant may depend on the facts and circumstances of a particular transaction, including the qualitative as well as the quantitative aspects of such transaction. Accordingly, there may be uncertainty in connection with any particular transaction as to whether a sale or conveyance of all or substantially all of the assets of the Company has occurred and thus as to whether this covenant has been complied with. Because New York law governs the Indenture, New York law will govern the interpretation of such term.

     LIMITATIONS ON INCURRENCE OF SECURED DEBT. The Company will not, nor will it permit any Restricted Subsidiary (as defined below) to, incur, issue, assume or guarantee any indebtedness for money borrowed ('debt') secured by any pledge, mortgage, security interest or lien ('lien') on any property or assets of the Company or any Restricted Subsidiary, or on any shares of stock or debt of any Restricted Subsidiary, without effectively providing that the principal of, premium, if any, and interest on the Debt Securities of each series (together with, if the Company so determines, any other debt of the Company or such Restricted Subsidiary, which is not subordinated to the Debt Securities of each series) shall be secured equally and ratably with (or prior to) such debt, so long as any such debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured debt of the Company and its Restricted Subsidiaries would not exceed 10% of the Consolidated Net Tangible Assets (as defined below) of the Company and its Restricted Subsidiaries; provided, however, that (i) any recourse provided by the Company or any Restricted Subsidiary in connection with any sale, transfer or other disposition by the Company or any Restricted Subsidiary of Accounts Receivable (as defined below) or of any Restricted Subsidiary substantially all the assets of which are Accounts Receivable which constitutes a 'sale' under generally accepted accounting principles (as in effect at the time of such sale, transfer or other disposition) shall not, in any event, constitute debt and (ii) no Asset Drop-Down shall, in any event, constitute a lien; and provided further that neither the satisfaction and discharge of any debt pursuant to the Indenture or pursuant to any similar provision in any other indenture or instrument governing any debt, nor the defeasance of any debt pursuant to the Indenture or pursuant to any similar provision in any other indenture or instrument governing any debt, shall be deemed the incurrence, issue, assumption or guarantee of debt secured by a lien for purposes of this provision. Notwithstanding the foregoing, this restriction does not apply to: (1) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (2) liens on property, shares of stock, other equity interests, or debt existing at the time of acquisition or repossession thereof by the Company or any Restricted Subsidiary; (3) liens on physical property (or any Accounts Receivable arising in connection with the lease thereof), shares of stock, other equity interests, or debt acquired (or, in the case of physical property, constructed) after the date of the Indenture by the Company or any Restricted Subsidiary, which liens are created prior to, at the time of, or within one year after such acquisition (or, in the case of physical property, the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure any debt issued, incurred, assumed or guaranteed prior to, at the time of, or within one year after such acquisition (or such completion or commencement, whichever is later) or to secure any other debt issued, incurred, assumed or guaranteed at any time thereafter for the purpose of refinancing all or any part of such debt; (4) liens on Accounts Receivable of the Company or any Restricted Subsidiary arising from or in connection with transactions entered into by the Company or such Restricted Subsidiary after the date of the Indenture or on Accounts Receivable acquired by the Company or such Restricted Subsidiary after such date from others, which liens are created prior to, at the time of, or within one year after such Accounts Receivable arise or are acquired or, if later, the completion of the delivery or installation of the equipment or goods or the rendering of the services or the advancement or loaning of funds relating thereto (i) as a result of any guarantee, repurchase or other contingent (direct or indirect) or recourse obligation of the Company or such Restricted Subsidiary in connection with the discounting, sale, assignment, transfer or other disposition of such Accounts Receivable or any interest therein, or (ii) to secure or provide for the payment of all or any part of the investment of the Company or such Restricted Subsidiary in any such Accounts Receivable (whether or not such Accounts Receivable are the Accounts Receivable on which such liens are created) or the purchase price thereof or to secure any debt (including without limitation Non-Recourse Debt (as defined below)) issued, incurred, assumed or guaranteed for the purpose of financing or refinancing all or any part of such investment or purchase price; (5) liens in favor of the Company or any Restricted Subsidiary; (6) liens in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(7) liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, leases, surety and performance bonds, and other similar obligations not incurred in connection with the borrowing of money; (8) liens to secure Non-Recourse Debt in connection with the Company or any Restricted Subsidiary engaging in any leveraged or single-investor or other lease transactions, whether (in the case of liens on or relating to leases or groups of leases or the particular properties subject thereto) such liens be on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (i) such liens be created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (ii) such leases be in existence prior to, or be entered into by the Company or such Restricted
Subsidiary at the time of or at any time after, the purchase or other acquisition by the Company or such Restricted Subsidiary of the properties subject to such leases; and (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the lien so extended, renewed or replaced (plus any improvements on such property). (Section 4.03)

     'Accounts Receivable' means (i) any accounts receivable (whether or not earned by performance), chattel paper, instruments, documents, general intangibles, trade acceptances, any other rights to receive installment, rental or other payments for, or relating to amounts due or to become due on account of equipment or goods sold or leased or to be sold or leased or services rendered or to be rendered or funds advanced or loaned or to be advanced or loaned and other rights to payment of any kind, (ii) any proceeds of any of the foregoing and (iii) any interest in any property or asset of any kind (whether of the obligor under such Accounts Receivable or any other person) securing the payment of any item listed in clause (i) hereof. (Section 1.01)

     'Consolidated Net Tangible Assets' means, at the date of any determination, the total assets appearing on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recent fiscal quarter of the Company for which such balance sheet is available, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (obligations whose liquidation is reasonably expected to occur within twelve months), (b) investments in and advances to Subsidiaries other than Restricted Subsidiaries or other entities accounted for on the equity method of accounting and (c) Intangible Assets. (Section 1.01)

     'Intangible Assets' means the value (net of any applicable reserves), as shown on or reflected in the Company's balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organization and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium. (Section 1.01)

     'Non-Recourse Debt' of the Company or any Restricted Subsidiary means any indebtedness for borrowed money of the Company or such Restricted Subsidiary, as the case may be, which is secured by any lien on, or payable solely from the income and proceeds of, any property (including, without limiting the generality of such term, any intangible assets), shares of stock, other equity interests or debt of the Company or such Restricted Subsidiary, as the case may be, and which is not a general obligation of the Company or such Restricted Subsidiary, as the case may be. (Section 1.01)

     'Restricted Subsidiary' means each Subsidiary of the Company organized under the laws of any State of the United States or the District of Columbia, no substantial portion of the business of which is carried on outside the United States; provided that each Drop-Down Subsidiary will be a Restricted Subsidiary. (Section 1.01)

     'Subsidiary' means any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries. For purposes of such definition, 'voting stock' means stock ordinarily having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.01)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that, if an Event of Default specified therein in respect of any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the principal of all the securities of such series to be due and payable. (Section 6.01)

     Events of Default in respect of the Debt Securities of any series are defined in the Indenture as being: default for 90 days in payment of any interest installment when due; unless otherwise specified in the Prospectus Supplement with respect to the Debt Securities of any series, default in payment of

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principal  of or premium,  if any, on  Debt Securities of  such series when due;
default for 90 days after written notice to the Company by the Trustee or by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series in the performance of any other agreement in the Debt Securities or Indenture in respect of such series; and certain events of bankruptcy, insolvency and reorganization. (Section 6.01)

     The Indenture provides that the Company will, within 120 days after the close of each fiscal year, commencing with the first fiscal year following the issuance of any series of Debt Securities, file with the Trustee a certificate stating whether or not the Company has complied with all conditions and covenants on its part contained in the Indenture and, if not, specifying each default (without regard to any grace period or requirement of notice under the Indenture) and the nature thereof. (Section 4.04)

     The  Indenture provides  that the  Trustee will,  within 90  days after the occurrence of a default in respect of any series of Debt Securities, if such default is known to the Trustee, give to the holders of such series notice of all defaults known to it; provided that, except in the case of default in payment on any of the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such series. The term 'default' for the purpose of this provision means any event which is, or after notice or passage of time or both would be, an Event of Default. (Section 7.05)

     The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Debt Securities to act with the required standard of care, to refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it. (Section 7.01)

     The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding securities of any series affected (with each series voting as a separate class) may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 6.06)

     In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of a series may on behalf of the holders of all Debt Securities of such series waive any past default or Event of Default, or compliance with certain provisions of the Indenture, except, among other things, a default in payment of the principal of, premium, if any, or interest on, any of the Debt Securities of such series. (Sections 6.01 and 6.06)

DISCHARGE AND DEFEASANCE

     Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under the Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee as trust funds an amount in cash sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on such Debt Securities. (Section 8.01)

     In the case of any series of Debt Securities with respect to which the exact amounts (including the currency of payment) of principal of and interest due on such series can be determined at the time of making the deposit referred to below (which include Debt Securities with a floating or variable rate of interest that cannot exceed a specified or determinable maximum rate), the Company at its option may also (i) discharge any and all of its obligations to holders of such series of Debt Securities ('defeasance') on the 91st day after the conditions set forth below have been satisfied, but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities, or (ii) be released with respect to such series of Debt Securities from the obligations imposed by the covenants described under 'Covenants' above ('covenant defeasance'). Defeasance and covenant defeasance may be effected only if, among other things, (i) the Company irrevocably deposits with the Trustee as trust funds (a) money in an amount, (b) in the case of Debt Securities payable only in U.S. Dollars, U.S. Governmental Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof will

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
provide money in an amount, or (c) a combination of (a) and (b), certified by a nationally recognized firm of independent public accountants to be sufficient to pay each installment of principal of and interest on all outstanding Debt Securities of such series on the dates such installments of principal and interest are due; and (ii) the Company delivers to the Trustee an opinion of independent counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred (which opinion may include or be based on a ruling to that effect received from or published by the Internal Revenue Service). (Section 8.02)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected thereby (with such series voting as a separate class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of Debt Securities of each such series, except that no such supplemental indenture may, without the consent of each holder affected, among other things, change the maturity of any Debt Securities, or change the principal amount thereof, or any premium thereon, or change the rate or change the time of payment of interest thereon, make any Debt Security payable in money other than that stated in the Debt Security, or reduce the aforesaid percentage of outstanding Debt Securities required to approve any such supplemental indenture. (Section 9.02)

CONCERNING THE TRUSTEE

     The Company may from time to time maintain lines of credit, and have other customary banking relationships, with The Chase Manhattan Bank (formerly known as Chemical Bank), the Trustee under the Indenture. In addition, The Chase Manhattan Bank is the trustee under the Indentures dated as of April 9, 1990, and as of June 1, 1992, each as amended, among the Company, AT&T, AT&T Capital Holdings, Inc., a wholly-owned subsidiary of AT&T, and The Chase Manhattan Bank, pursuant to which, the Company assumed and AT&T guaranteed certain medium-term notes issued by AT&T Capital Holdings, Inc. At the date of this Prospectus the aggregate outstanding principal amount of such medium-term notes was approximately $200 million.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     In compliance with United States federal tax laws and regulations, bearer Debt Securities may not be offered or sold during the restricted period (as defined under 'General' above), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code and the regulations thereunder), (ii) a foreign central bank (as defined in Section 895 of the Code and the regulations thereunder), or (iii) any underwriter, agent, or dealer offering or selling bearer Debt Securities during the restricted period (a 'Distributor') pursuant to a written contract with the issuer or with another Distributor, that purchases bearer Debt Securities for resale or for its own account and agrees to comply with the requirements of
Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165
(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer Debt Security may be made during the restricted period to a United States person who acquired and holds the bearer Debt Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer Debt Securities during the restricted period must agree not to offer or sell bearer Debt Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer Debt Securities are aware of these restrictions.

     Bearer Debt Securities and their interest coupons will bear the following legend: 'Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code'.

     Purchasers of bearer Debt Securities may be affected by certain limitations under United States tax laws. See the applicable Prospectus Supplement for a summary of material U.S. federal income tax consequences to United States persons investing in bearer Debt Securities.

     As used herein, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and 'United States' means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                          DESCRIPTION OF THE WARRANTS

     The Debt Warrants, Currency Warrants, Index Warrants and Interest Rate Warrants are to be issued under separate warrant agreements (each a 'Warrant
Agreement' and respectively a 'Debt Warrant Agreement', a 'Currency Warrant Agreement', an 'Index Warrant Agreement' and an 'Interest Rate Warrant
Agreement') to be entered into between the Company and one or more banks or trust companies, as warrant agent (each a 'Warrant Agent' and respectively a 'Debt Warrant Agent', a 'Currency Warrant Agent', an 'Index Warrant Agent' and an 'Interest Rate Warrant Agent'), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered thereby. A form of each type of Warrant Agreement, including a form of warrant certificate representing each type of Warrant (each a 'Warrant Certificate' and respectively a 'Debt Warrant Certificate', a 'Currency Warrant Certificate', an 'Index Warrant Certificate' and an 'Interest Rate Warrant Certificate'), reflecting the alternative provisions that may be included in the Warrant Agreements to be entered into with respect to particular offerings of Warrants, are herein incorporated by reference to exhibits to the Registration Statement of which this Prospectus is a part. The descriptions contained herein of the Warrant Agreements and the Warrant Certificates and summaries of certain provisions of the Warrant Agreements and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreements and the Warrant Certificates, including the definitions therein of certain terms not otherwise defined in this Prospectus. Wherever particular sections of, or terms defined in, the Warrant Agreements are referred to, such sections or defined terms are incorporated herein by reference.

     The  particular  terms  of  each  issue   of  Warrants,  as  well  as   any
modifications or additions to the general terms of the applicable Warrant Agreement or Warrant Certificate, will be described in the Prospectus Supplement relating to such Warrants. Accordingly, for a description of the terms of a particular issue of Warrants, reference must be made to the Prospectus Supplement relating thereto and to the descriptions set forth below.

DEBT WARRANTS

     The Company may issue, together with Debt Securities, Currency Warrants, Index Warrants or Interest Rate Warrants, or separately, Debt Warrants for the purchase of Debt Securities. If any of the Debt Warrants are sold for foreign currencies or foreign currency units or if any series of Debt Warrants is exercisable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Warrants and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     If so specified in the Prospectus Supplement, the Debt Warrants may, in certain circumstances, be cancelled by the Company prior to their expiration date and the holders thereof will be entitled to receive only the applicable Cancellation Amount. The Cancellation Amount may be either a fixed amount or an amount that varies during the term of the Debt Warrants in accordance with a schedule or formula.

GENERAL

     The Prospectus Supplement will describe the terms of any Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate amount of such Debt Warrants; (3) the initial offering price of such Debt Warrants; (4) the exercise price; (5) the currency or currency unit in which the initial offering price and/or the exercise price of such Debt Warrants is payable; (6) whether the Debt Warrants are to be issuable in registered or bearer form or both, and if in bearer form whether such Debt Warrants may be exchanged for Debt Warrants in registered form and the circumstances and places for such exchange, if permitted; (7) if applicable, the title and terms of related Debt Securities with which such Debt Warrants are issued, the number of such Debt Warrants issued with each such Debt Security and the date, if any, on and after which such Debt Warrants and such Debt Securities will be separately transferable; (8) the title, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of all such Debt Warrants; (9) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants shall commence and the date (the 'Debt Warrant Expiration Date') on which such right shall expire; (11) any minimum number of Debt Warrants which must be exercised at any one time, other than upon automatic exercise; (12) the maximum number, if any, of such Debt Warrants that may, subject to election by the Company, be exercised by all owners (or by any person or entity) on any day; (13) any provisions for the automatic exercise of such Debt Warrants; (14) whether and under which circumstances such Debt Warrants may be cancelled by the Company prior to expiration; (15) any other procedures and conditions relating to the exercise of such Debt Warrants; (16) the identity of the Debt Warrant Agent;
(17) any national securities exchange on which such Debt Warrants will be listed; (18) provisions, if any, for issuing such Debt Warrants in certificated form; (19) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and (20) any other terms of the Debt Warrants.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and, if in registered form, may be presented for registration of transfer and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement relating thereto (Section 3.1). Prior to the exercise of Debt Warrants, holders of Debt Warrants will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture (Section 4.1).

EXERCISE OF DEBT WARRANTS

     Unless otherwise provided in the Prospectus Supplement, each Debt Warrant will entitle the holder thereof to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby (Section 2.1). Debt Warrants may be exercised at any time up to the close of business on the Debt Warrant Expiration Date specified in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Debt Warrant Expiration Date (or such later date to which such Debt Warrant Expiration Date may be extended by the Company), unexercised Debt Warrants will become void (Section 2.2).

     Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward to the person entitled thereto the Debt Securities purchasable upon such exercise. If fewer than all the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants (Section 2.3).

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
OTHER INFORMATION

     Other important information concerning Debt Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications', ' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law'.

CURRENCY WARRANTS

     The Company may issue, together with Debt Securities, Debt Warrants, Index Warrants or Interest Rate Warrants, or separately, Currency Warrants (a) in the form of Currency Put Warrants, entitling the owners thereof to receive from the Company the Currency Warrant Cash Settlement Value (as shall be defined in the Prospectus Supplement) of the right to sell a specified amount of one currency (whether U.S. dollars or a foreign currency or foreign currency unit) (a 'Base Currency') for a specified amount of a different currency (whether U.S. dollars or a foreign currency or foreign currency unit) (a 'Reference Currency'), (b) in the form of Currency Call Warrants, entitling the owners thereof to receive from the Company the Currency Warrant Cash Settlement Value of the right to purchase a specified amount of a Base Currency for a specified amount of a Reference Currency, or (c) in such other form as shall be specified in the related
Prospectus Supplement. The Prospectus Supplement for an issue of Currency Warrants will set forth the formula pursuant to which the Currency Warrant Cash Settlement Value will be determined, including any multipliers, if applicable.

     The Prospectus Supplement will describe the terms of any Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) the title of such Currency Warrants; (2) the aggregate amount of such Currency Warrants; (3) the initial offering price of such Currency Warrants; (4) the exercise price, if any; (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Currency Warrant Cash Settlement Value of such Currency Warrants is payable; (6) the Base Currency and the Reference Currency for such Currency Warrants; (7) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants or otherwise; (8) the formula for determining the Currency Warrant Cash Settlement Value, if applicable, of each Currency Warrant;
(9) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Currency Warrants;
(10) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure Event (each as defined in the Currency Warrant Agreement); (11) the date on which the right to exercise such Currency Warrants shall commence and the date (the 'Currency Warrant Expiration Date') on which such right shall expire; (12) any minimum number (or maximum number) of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; (13) the maximum number, if any, of such Currency Warrants that may, subject to election by the Company, be exercised by all owners (or by any person or entity) on any day; (14) any provisions for the automatic exercise of such Currency Warrants other than at expiration; (15) whether and under what circumstances such Currency Warrants may be cancelled by the Company prior to their expiration date; (16) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Spot Rate (as defined in the Currency Warrant Agreement); (17) any other procedures and conditions relating to the exercise of such Currency Warrants; (18) the identity of the Currency Warrant Agent; (19) any national securities exchange on which such Currency Warrants will be listed; (20) provisions, if any, for issuing such Currency Warrants in certificated form; (21) if such Currency Warrants are not issued in book-entry form, the place or places at which payments in respect of such Currency Warrants are to be made by the Company; (22) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and (23) any other terms of such Currency Warrants.

     Other important information concerning Currency Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications', ' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law' and 'Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants -- Exercise of Warrants', ' -- Market Disruption and Force Majeure Events', ' -- Settlement Currency' and ' -- Listing'.

INDEX WARRANTS

     The Company may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Interest Rate Warrants, or separately, Index Warrants (a) in the form of Index Put Warrants, entitling the owners thereof to receive from the Company the Index Cash Settlement Value (as shall be defined in the Prospectus Supplement) in cash, which amount will be determined by reference to the amount, if any, by which the Fixed Amount (as shall be defined in the Prospectus Supplement) at the time of exercise exceeds the Index Value (as shall be defined in the Prospectus Supplement), (b) in the form of Index Call Warrants, entitling the owners thereof to receive from the Company the Index Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Index Value at the time of exercise exceeds the Fixed Amount, (c) in the form of Index Spread Warrants, entitling the owners thereof to receive from the Company the Index Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Reference Index Value (as shall be defined in the Prospectus Supplement) at the time of exercise exceeds the Base Index Value (as shall be defined in the Prospectus Supplement) or (d) in such other form as shall be specified in the related Prospectus Supplement. The Prospectus Supplement for an issue of Index Warrants will set forth the formula pursuant to which the Index Cash Settlement Value will be determined, including any multipliers, if applicable.

     The Prospectus Supplement will describe the terms of Index Warrants offered thereby, the Index Warrant Agreement relating to such Index Warrants and the Index Warrant Certificate representing such Index Warrants, including the following (1) the title of such Index Warrants; (2) the aggregate amount of such Index Warrants; (3) the initial offering price of such Index Warrants; (4) the exercise price, if any; (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Index Cash Settlement Value of the Index Warrants is payable; (6) the Index or Indices for such Index Warrants, which may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index compiled and published by a third party or an index based on one or more securities, interest rates or currencies selected by the Company solely in connection with the issuance of such Index Warrants, and certain information regarding such Index or Indices and the underlying securities, interest rates or currencies or currency units (including, to the extent possible, the policies of the publisher of the Index with respect to additions, deletions and substitutions of such securities, interests rates or currencies or currency units); (7) whether such Index Warrants shall be Index Put Warrants, Index Call Warrants, Index Spread Warrants or otherwise; (8) the method of providing for a substitute Index or Indices or otherwise determining the amount payable in connection with the exercise of such Index Warrants if any Index changes or ceases to be made available by its publisher, which determination will be made by an independent expert; (9) the formula for determining the Index Cash Settlement Value, if applicable, of each Index Warrant; (10) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Index Warrants; (11) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure event (each as defined in the Index Warrant Agreement); (12) the date on which the right to exercise such Index Warrants shall commence and the date (the 'Index Warrant Expiration Date') on which such right shall expire; (13) any minimum number of Index Warrants which must be exercised at any one time, other than upon automatic exercise; (14) the maximum number if any, of such Index Warrants that may, subject to election by the Company, be exercised by all owners (or by any person or entity) on any day;
(15) any provisions for the automatic exercise of such Index Warrants other than at expiration; (16) whether and under what circumstances such Index Warrants may be cancelled by the Company prior to their expiration date; (17) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Index Value, the Base Index Value or the Referenced Index Value after the date of exercise; (18) any other procedures and conditions relating to the exercise of such Index Warrants; (19) the identity of the Index Warrant Agent; (20) any national securities exchange on which such Index Warrants will be listed; (21) provisions, if any, for issuing such Index Warrants in certificated form; (22) if such Index Warrants are not issued in book-entry form, the place or places at which payments in respect of such Index Warrants are to be made by the Company; (23) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and (24) any other terms of such Index Warrants.

     Other important information concerning Index Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications', ' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law' and 'Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants -- Exercise of Warrants', ' -- Market Disruption and Force Majeure Events', ' -- Settlement Currency' and ' -- Listing'.

INTEREST RATE WARRANTS

     The Company may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Index Warrants or, separately, Interest Rate Warrants (a) in the form of Interest Rate Put Warrants, entitling the owners thereof to receive from the Company the Interest Rate Cash Settlement Value (as shall be defined in the Prospectus Supplement) in cash, which amount will be determined by reference to the amount, if any, by which the Spot Amount (as shall be defined in the Prospectus Supplement) is less than the Strike Amount (as shall be defined in the Prospectus Supplement) on the applicable valuation date following exercise, (b) in the form of Interest Rate Call Warrants, entitling the owners thereof to receive from the Company the Interest Rate Cash Settlement Value in cash, which amount will be determined by reference to the amount, if any, by which the Spot Amount on the applicable valuation date following exercise exceeds the Strike Amount or (c) in such other form as shall be specified in the related Prospectus Supplement. The Prospectus Supplement for an issue of Interest Rate Warrants will set forth the formula pursuant to which the Interest Rate Cash Settlement Value will be determined, including any multipliers, if applicable. The Strike Amount may either be a fixed yield, price or rate of a Sovereign Debt Instrument, a Rate or any combination of Sovereign Debt Instruments and/or Rates or a yield, price or rate that varies during the term of the Interest Rate Warrants in accordance with a schedule or formula. The Sovereign Debt Instrument will be one or more instruments specified in the applicable Prospectus Supplement issued either by the United States government or by a foreign government. The Rate will be one or more interest rates or interest rate swap rates established from time to time by one or more financial institutions specified in the applicable Prospectus Supplement.

     The Prospectus Supplement will describe the terms of Interest Rate Warrants offered thereby, the Interest Rate Warrant Agreement relating to such Interest Rate Warrants and the Interest Rate Warrant Certificate representing such Interest Rate Warrants, including the following: (1) the title of such Interest Rate Warrants; (2) the aggregate amount of such Interest Rate Warrants; (3) the initial offering price of such Interest Rate Warrants; (4) the exercise price, if any; (5) the currency or currency unit in which the initial offering price, the exercise price, if any, and the Interest Rate Cash Settlement Value of such Interest Rate Warrants is payable; (6) the Sovereign Debt Instrument (which may be one or more debt instruments issued either by the United States government or by a foreign government), the Rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield, price or rate utilized for such Interest Rate Warrants, and certain information regarding such Sovereign Debt Instrument, Rate or such other yield, price or rate; (7) whether such Interest Rate Warrants shall be Interest Rate Put Warrants, Interest Rate Call Warrants or otherwise; (8) the Strike Amount, the method of determining the Spot Amount and the method of expressing movements in the yield or closing price of the Sovereign Debt Instrument or in the level of the Rate or such other yield, price or rate as a cash amount in the currency in which the Interest Rate Cash Settlement Value of such Warrants is payable; (9) the formula for determining the Interest Rate Cash Settlement Value, if applicable, of each Interest Rate Warrant; (10) whether and under what circumstances a minimum and/or maximum expiration value is applicable upon the expiration or exercise of such Interest Rate Warrants; (11) the effect or effects, if any, of the occurrence of a Market Disruption Event or Force Majeure Event (each as defined in the Interest Rate Warrant Agreement); (12) the date on which the right to exercise such Interest Rate Warrants shall commence and the date (the 'Interest Rate Warrant Expiration Date') on which such right shall expire; (13) any minimum number of Interest Rate Warrants which must be exercised at any one time, other than upon automatic exercise; (14) the maximum number, if any, of such Interest

Rate Warrants that may, subject to elections by the Company, be exercised by all owners (or by any person or entity) on any day; (15) any provisions for the automatic exercise of such Interest Rate Warrants other than at expiration; (16) whether and under what circumstances such Interest Rate Warrants may be cancelled by the Company prior to their expiration date; (17) any provisions permitting a Holder to condition any notice of exercise on the absence of certain specified changes in the Spot Amount after the date of exercise; (18) any other procedures and conditions relating to the exercise of such Interest Rate Warrants; (19) the identity of the Interest Rate Warrant Agent; (20) any national securities exchange on which such Interest Rate Warrants will be listed; (21) provisions, if any, for issuing such Interest Rate Warrants in certificated form; (22) if such Interest Rate Warrants are not issued in book-entry form, the place or places at which payments in respect of such Interest Rate Warrants are to be made by the Company; (23) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; and; (24) any other terms of such Interest Rate Warrants.

     Other important information concerning Interest Rate Warrants is set forth below under 'Certain Items Applicable to All Warrants -- Modifications', ' -- Merger, Consolidation, Sale or Other Disposition' and ' -- Enforceability of Rights by Beneficial Owner; Governing Law' and 'Certain Items Applicable to Currency Warrants, Index Warrants and Interest Rate Warrants -- Exercise of Warrants', ' -- Market Disruption and Force Majeure Events', ' -- Settlement Currency' and ' -- Listing'.

CERTAIN ITEMS APPLICABLE TO ALL WARRANTS

     MODIFICATIONS. Each Warrant Agreement and the terms of each issue of Warrants may be amended by the Company and the applicable Warrant Agent, without the consent of the beneficial owners or the registered holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially adversely affect the interests of the beneficial owners of the then outstanding unexercised Warrants (Section 6.1).

     The Company and the applicable Warrant Agent may also modify or amend the applicable Warrant Agreement and the terms of the related Warrants, with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised Warrants affected, provided that no such modification or amendment that reduces the amount receivable upon exercise, shortens the period of time during which the Warrants may be exercised, increases the minimum or decreases the maximum number of Warrants that may be exercised by or on behalf of any one beneficial owner at any one time, changes the formula for determining the Cash Settlement Value or otherwise materially and adversely affects the exercise rights of the owners or reduces the number of outstanding Warrants the consent of whose beneficial owners is required for modification or amendment of the applicable Warrant Agreement or the terms of the Warrants may be made without the consent of each beneficial owner affected thereby (Section 6.1).

     MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION. The Company will covenant in the Warrant Agreements that it will not merge or consolidate with any other corporation or sell or convey all or substantially all its assets to any person (other than an Asset Drop-Down (as defined under 'Description of the Debt Securities -- Covenants -- Consolidation, Merger, Sale or Conveyance of Assets of the Company')), unless (i) either the Company is the continuing corporation or the successor corporation or the person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company) is a corporation organized under the laws of the United States of America or any state thereof and expressly assumes the due and punctual performance and observance of all the covenants and conditions of each Warrant Agreement to be performed or observed by the Company, by amendment to the Warrant Agreements satisfactory to the respective Warrant Agents, executed and delivered to the Warrant Agents by such corporation, and (ii) the Company or such successor corporation, as the case may be, is not, immediately after such merger or consolidation, or such sale or conveyance, in default in the performance of any such covenant or condition. In the case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for the Company, with the same effect as if it had been named in the Warrant Agreements, and, in the case of any such sale or conveyance, the Company will be released and discharged from all obligations and covenants under the

Warrant Agreements and the Warrants. In the event of any Asset Drop-Down after the date of any Warrant Agreement, any subsequent sale or conveyance of assets by the Drop-Down Subsidiary will be deemed to be a sale or conveyance of assets by the Company for purposes of the covenant described in this paragraph. The term 'substantially all', which appears in the foregoing covenant, is not defined in the Warrant Agreements and a precise explanation of such term is not feasible. The Company will interpret such term in any particular situation in light of all then existing facts and circumstances.

     ENFORCEABILITY OF RIGHTS BY BENEFICIAL OWNER; GOVERNING LAW. Each Warrant Agent will act solely as an agent of the Company in connection with the issuance and exercise of the applicable Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in any Warrant or with the registered holder thereof (Sections 5.2). A Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements under the applicable Warrant Agreement or Warrant Certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or except as provided in the applicable Debt Warrant Agreement, to make any demand upon the Company (Section 5.2). Beneficial owners may, without the consent of the applicable Warrant Agent, enforce by appropriate legal action, on their own behalf, their right to exercise their Warrants, to receive Debt Securities, in the case of Debt Warrants, and to receive payment, if any, for their Warrants, in the case of Currency Warrants, Index Warrants or Interest Rate Warrants (Section 3.3 of the Debt Warrant Agreement and Section 3.1 of each other Warrant Agreement).

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Warrants and the applicable Warrant Agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.7 of the Debt Warrant Agreement and Section 6.5 of each other Warrant Agreement).

CERTAIN ITEMS APPLICABLE TO CURRENCY WARRANTS, INDEX WARRANTS AND INTEREST RATE WARRANTS

     EXERCISE OF WARRANTS. Except as may otherwise be provided in the applicable Prospectus Supplement relating thereto, (a) each Currency Warrant, Index Warrant and Interest Rate Warrant will entitle the owner, upon payment of the exercise price, if any, to the applicable Cash Settlement Value of such Warrant, on the applicable Exercise Date, in each case as such terms will further be defined in the applicable Prospectus Supplement relating thereto (Sections 1.1 and 2.2) and (b) if not exercised prior to 1:30 p.m., New York City time, on the Business Day preceding the applicable Warrant Expiration Date, the Warrants will be deemed automatically exercised on such Warrant Expiration Date (Section 2.3). As described below, Currency Warrants, Index Warrants and Interest Rate Warrants may also be deemed to be automatically exercised if they are delisted. Procedures for exercise of the Currency Warrants, Index Warrants and Interest Rate Warrants will be set forth in the applicable Prospectus Supplement.

     MARKET DISRUPTION AND FORCE MAJEURE EVENTS. If so specified in the applicable Prospectus Supplement, following the occurrence of a Market Disruption Event or Force Majeure Event (as each term shall be defined therein), the Cash Settlement Value of a Currency Warrant, an Index Warrant or an Interest Rate Warrant may be determined on a different basis than under normal exercise of a Warrant or the determination of the applicable Cash Settlement Value. In addition, if so specified in the applicable Prospectus Supplement, Currency
Warrants, Index Warrants and Interest Rate Warrants may, in certain circumstances, be cancelled by the Company prior to the expiration date and the holders thereof will be entitled to receive only the applicable Cancellation Amount. The Cancellation Amount may be either a fixed amount or an amount that varies during the term of the Warrants in accordance with a schedule or formula.

     SETTLEMENT CURRENCY. Currency Warrants, Index Warrants and Interest Rate Warrants will be settled only in U.S. dollars (unless settlement in a foreign currency is specified in the applicable Prospectus Supplement and is permissible under securities exchange rules approved by the Commission) and accordingly will not require or entitle an owner to sell, deliver, purchase, or take delivery of the currency, security or other instrument underlying such Warrants. If any of the Currency Warrants, Index Warrants or Interest Rate Warrants are sold for, or if the exercise price, if any, is payable in, foreign currencies or foreign currency units or if the amount payable by the Company in respect of any series of Currency Warrants, Index Warrants or Interest Rate
Warrants is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Warrants and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     LISTING. Unless otherwise provided in the Prospectus Supplement, each issue of Currency Warrants, Index Warrants and Interest Warrants will be listed on a national securities exchange, as specified in the applicable Prospectus Supplement, subject only to official notice of issuance, as a pre-condition to the sale of any such Warrants. It may be necessary in certain circumstances for such national securities exchange to obtain the approval of the Commission in connection with any such listing. In the event that such Warrants are delisted from, or permanently suspended from trading on, such exchange, and at or prior to such delisting or suspension, such Warrants shall not have been listed on another national securities exchange, any such Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent trading suspension becomes effective (Sections 2.3). The applicable Cash Settlement Value to be paid in such event will be as set forth in the applicable Prospectus Supplement. The Company will notify holders of such Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Warrant Agreement will contain a covenant of the Company not to seek delisting of such Warrants from or permanent suspension of their trading on, such exchange (Section 2.4 of the Currency Warrant Agreement and the Interest Rate Warrant Agreement and Section 2.5 of the Index Warrant Agreement).

                               GLOBAL SECURITIES

     The Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with or on behalf of a depository (a 'Depository') identified in the Prospectus Supplement relating to such series. Global Securities representing Debt Securities or Debt Warrants may be issued in either registered or bearer form. Global Securities representing Currency Warrants, Index Warrants or Interest Rate Warrants will be issued in registered form only. Global Securities may be issued in either temporary or permanent form.

     The specific terms of the depository arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Unless otherwise specified in the Prospectus Supplement, Securities which are to be represented by a global Security in registered form to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a global Security in registered form, the Depository for such global Security will credit the respective principal amounts, in the case of Debt Securities, and the respective number of warrants, in the case of Warrants represented by such global Security, to the accounts of institutions that have accounts with such Depository or its nominee ('participants'). The accounts to be credited shall be designated by the underwriters or agents of such Securities, or by the Company if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in such global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such global Security. Ownership of beneficial interests in global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global Security.

     So long as the Depository for a global Security in registered form, or its nominee, is the registered owner of such global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such global Security for all purposes under the Indenture, in the case of Debt Securities, or under the applicable Warrant Agreement, in the case of Warrants, governing such Securities. Except as set forth below or as the Company may otherwise agree in its sole discretion, owners of beneficial interests in such global Security will not be entitled to have Securities of the series represented by such global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture, in the case of Debt Securities, or under the applicable Warrant Agreement, in the case of Warrants.

     Payments in respect of Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the global Security. None of the Company, the Trustee or applicable Warrant Agent, any Paying Agent or any Security Registrar (the 'Security Registrar') for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that the Depository for a permanent global Security in registered form, upon receipt of any payment in respect of a permanent global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of such participants.

     A global Security in registered form may not be transferred except as a whole by the Depository for such global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or nominee or a nominee of such successor. If a Depository for a permanent global Security in registered form is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue Securities in definitive registered form in exchange for the global Security representing such Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Securities of a series in registered form represented by one or more global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all the global Securities representing such Series. Further, if the Company so specifies with respect to the Securities of a series or otherwise consents in its sole discretion, an owner of a beneficial interest in a global Security representing Securities of such series may, on terms acceptable to the Company and the Depository for such global Security, receive Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such global Security equal in principal amount, in the case of Debt Securities, or number, in the case of Warrants, to such beneficial interest and to have such Securities registered in its name (if the Securities of such series are issuable as registered securities). Unless otherwise specified by the Company, Securities of such series so issued in definitive form will be issued either as registered or bearer securities (if the Securities of such series are issuable in such form) and in authorized denominations, in the case of Debt Securities, or in authorized numbers, in the case of Warrants, as specified in the applicable Prospectus Supplement. See, however, 'Description of the Debt Securities -- Limitations on Issuance of Bearer Debt Securities' for a description of certain restrictions on the issuance of a bearer Debt Security in definitive form in exchange for an interest in a global Security.

BEARER DEBT SECURITIES

     If so specified in the Prospectus Supplement, pending the availability of a permanent global Security, all or any portion of the Debt Securities of a series which may be issuable as bearer Debt Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ('Euroclear') and Cedel Bank, societe anonyme ('Cedel Bank') for credit to the designated accounts. The interests of the beneficial owner or owners in such a temporary global Security in bearer form will be exchangeable for definitive bearer Debt Securities (including interests in a permanent global Security in bearer form), representing Debt Securities having the same interest rate and stated maturity, but only upon written certification in the form and to the effect described under 'Description of the Debt Securities -- General' unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a temporary global Security in bearer form or a permanent global Security in bearer form may, on or after the applicable exchange date and upon 30 days' notice to the Trustee given through Euroclear or Cedel Bank, exchange its interest for definitive bearer Debt Securities or, if specified in the Prospectus Supplement, definitive registered Debt Securities of any authorized denomination. No bearer Debt Security delivered in exchange for a temporary global Security or a permanent global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Unless otherwise specified in the Prospectus Supplement, interest in respect of any portion of such a temporary global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent global Security in bearer form will be paid to each of Euroclear and Cedel Bank with respect to the portion of the temporary global Security in bearer form held for its account. Each of Euroclear and Cedel Bank will undertake in such circumstances to credit such interest received by it in respect of a temporary global Security in bearer form to the respective accounts for which it holds such temporary global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under 'Description of Debt Securities -- General'.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     A summary of the material United States federal income tax consequences to persons investing in Securities will be set forth in the Prospectus Supplement. This summary in the Prospectus Supplement will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Securities are urged to consult their own tax advisors prior to any acquisition of Securities.

                              PLAN OF DISTRIBUTION

     The Company may sell any of the Securities in four ways: (i) directly to purchasers, (ii) through agents, (iii) through dealers or (iv) through underwriters. Any or all of the foregoing may be customers of, engage in other transactions with or perform other services for the Company in the ordinary course of business.

     Offers to purchase the Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements, which may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If the sale is accomplished through an underwriter or underwriters, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which, together with this Prospectus, will be used by the underwriters to make resales of the Securities in respect of which the Prospectus Supplement and this Prospectus are delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ('Contracts') providing for payment and delivery on a specified future date. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Except as otherwise provided in the Prospectus Supplement, Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of the Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the Prospectus Supplement.

                             VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for the Company by Robert J. Ingato, Senior Vice President, General Counsel and Secretary, and for any agent, dealer or underwriter by Sullivan & Cromwell, New York, New York. The opinions of Robert J. Ingato and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Security, the specific terms of Securities and other matters which may affect the validity of Securities but which cannot be ascertained on the date of such opinions.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1995 and 1994 and the consolidated statements of income, changes in shareowners' equity and cash flows for each of the three years in the period ended December 31, 1995 of AT&T Capital Corporation which are incorporated by reference in this Prospectus and Registration Statement have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fee.......................................................   $1,212,122
Rating Agency Fees..................................................................................      460,000*
Fees and Expenses of Trustee........................................................................       20,000*
Printing and Distributing Registration Statement, Prospectus, Indenture and Miscellaneous
  Material..........................................................................................       30,000*
Accountants' Fee....................................................................................       30,000*
Legal Fees and Expenses.............................................................................       40,000*
Blue Sky Fees and Expenses..........................................................................       10,000*
Miscellaneous Expenses..............................................................................        9,878*
                                                                                                       ----------
     Total..........................................................................................   $1,812,000
                                                                                                       ----------
                                                                                                       ----------

------------

*  Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware and the registrant's Restated Certificate of Incorporation and By-Laws provide for the indemnification of directors and officers under certain circumstances, and on a case by case basis, against expenses reasonably incurred in connection with a civil or criminal action to which he or she was a party, or threatened to be made a party, by reason of being a director or officer. The registrant's Restated Certificate of Incorporation and By-Laws provide for indemnity of directors and officers to the fullest extent permitted by law.

     The directors and officers of the registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

     Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibits 1A or 1B to this registration statement, will agree to indemnify the registrant and registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS.

     The exhibits identified in parentheses below or marked with an asterisk, on file with the Commission, are incorporated by reference as exhibits hereto.

EXHIBIT
NUMBER
-------
  1A     -- Form of Underwriting Agreement**
  1B     -- Form of Distribution Agreement***
  4A-1   -- Indenture dated as  of July 1, 1993  (the 'Indenture'), between the  Registrant and The Chase  Manhattan
            Bank (formerly known as Chemical Bank), as Trustee*
  4A-2   -- First Indenture Supplement dated as of June 24, 1994 to the Indenture**
  4A-3   -- Form of Second Indenture Supplement to the Indenture
  4B     -- Form of Medium-Term Global Fixed Rate Note*
  4C     -- Form of Medium-Term Certificated Fixed Rate Note*
  4D     -- Form of Medium-Term Global Floating Rate Note**
  4E     -- Form of Medium-Term Certificated Floating Rate Note**
  4F     -- Form of Debt Warrant Agreement**

EXHIBIT
NUMBER
-------
  4G     -- Form of Currency Warrant Agreement**
  4H     -- Form of Index Warrant Agreement**
  4I     -- Form of Interest Rate Warrant Agreement**
  5      -- Opinion of Robert J. Ingato, Senior Vice President, General Counsel and Secretary of the Registrant, as
            to the legality of the securities being registered
 12      -- Computation of Ratio of Earnings to Fixed Charges****
 23A     -- Consent of Coopers & Lybrand L.L.P.
 23B     -- Consent of  Robert J. Ingato,  Senior Vice President,  General Counsel and  Secretary of the  Registrant
            (contained in the opinion filed as Exhibit 5)
 24      -- Powers of Attorney executed by the directors and officers who signed the registration statement
 25      -- Statement of Eligibility of the Trustee on Form T-1

------------

* Previously filed as the corresponding exhibit to Registration Statement No. 33-49671

** Previously filed as the corresponding exhibit to Registration Statement No. 33-54359

*** To be filed as an exhibit to a Form 8-K

**** Previously filed as the corresponding exhibit to Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-11237

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in the first paragraph of Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morristown, State of New Jersey, on the 20th day of December, 1996.

                                          AT&T CAPITAL CORPORATION

                                          By         /s/ EDWARD M. DWYER
                                             ...................................
                                                EDWARD M. DWYER, SENIOR VICE
                                                         PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER


     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                                     CAPACITY                            DATE
------------------------------------------  --------------------------------------------   -------------------
                    *                       Principal Executive Officer -- Chairman of      December 20, 1996
 .........................................    the Board and Chief Executive Officer
           (THOMAS C. WAJNERT)

               /s/ EDWARD M. DWYER          Principal Financial Officer -- Senior Vice      December 20, 1996
 .........................................    President and Chief Financial Officer
             (EDWARD M. DWYER)

            /s/ R. OLIU, JR.                Principal Accounting Officer -- Vice            December 20, 1996
 .........................................    President and Controller
              (R. OLIU, JR.)

DIRECTORS:

                    *                                                                       December 20, 1996
 .........................................
             (JOHN APPLETON)

                    *                                                                       December 20, 1996
 .........................................
            (JAMES V. BABCOCK)

                    *                                                                       December 20, 1996
 .........................................
             (DAVID F. BANKS)

                    *                                                                       December 20, 1996
 .........................................
          (MAX C. CHAPMAN, JR.)


 .........................................
               (GUY HANDS)

                    *                                                                       December 20, 1996
 .........................................
            (JOSEPH J. MELONE)


 .........................................
            (JEFFREY F. NASH)

                    *                                                                       December 20, 1996
 .........................................
           (BROOK WALKER, JR.)

                SIGNATURE                                     CAPACITY                            DATE
------------------------------------------  --------------------------------------------   -------------------

 .........................................
             (HIROMI YAMAJI)

       By*     /s/ EDWARD M. DWYER                                                          December 20, 1996
 .........................................
             EDWARD M. DWYER,
            (ATTORNEY-IN-FACT)
          * BY POWER OF ATTORNEY

                                 EXHIBIT INDEX

     The exhibits identified in parentheses below or marked with an asterisk, on file with the Commission, are incorporated by reference as exhibits hereto.

EXHIBIT
NUMBER
-------

  1A     -- Form of Underwriting Agreement**
  1B     -- Form of Distribution Agreement***
  4A-1   -- Indenture dated as of  July 1, 1993 (the  'Indenture'), between the Registrant  and The Chase Manhattan
            Bank (formerly known as Chemical Bank), as Trustee*
  4A-2   -- First Indenture Supplement dated as of June 24, 1994 to the Indenture**
  4A-3   -- Form of Second Indenture Supplement to the Indenture
  4B     -- Form of Medium-Term Global Fixed Rate Note*
  4C     -- Form of Medium-Term Certificated Fixed Rate Note*
  4D     -- Form of Medium-Term Global Floating Rate Note**
  4E     -- Form of Medium-Term Certificated Floating Rate Note**
  4F     -- Form of Debt Warrant Agreement**
  4G     -- Form of Currency Warrant Agreement**
  4H     -- Form of Index Warrant Agreement**
  4I     -- Form of Interest Rate Warrant Agreement**
  5      -- Opinion of Robert J. Ingato, Senior Vice President, General Counsel and Secretary of the Registrant,  as
            to the legality of the securities being registered
 12      -- Computation of Ratio of Earnings to Fixed Charges****
 23A     -- Consent of Coopers & Lybrand L.L.P.
 23B     -- Consent of Robert  J. Ingato, Senior  Vice President, General  Counsel and Secretary  of the Registrant
           (contained in the opinion filed as Exhibit 5)
 24      -- Powers of Attorney executed by the directors and officers who signed the registration statement
 25      -- Statement of Eligibility of the Trustee on Form T-1

------------

   * Previously filed as the corresponding exhibit to Registration Statement No. 33-49671

  ** Previously filed as the corresponding exhibit to Registration Statement No. 33-54359

 *** To be filed as an exhibit to Form 8-K

**** Previously filed as the corresponding exhibit to Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-11237